UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 2

San Antonio, TX 78205

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

 627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 18, 2025, Scorpius Holding, Inc. (the “Company”) entered into an amendment (the “Wolf Amendment”) to the Employment Agreement, dated as of January 4, 2021, as amended December 7, 2022 (the “Wolf Employment Agreement”), by and between the Company and Jeffrey Wolf. Pursuant to the Wolf Amendment, Mr. Wolf shall be entitled to perform his services under the Wolf Employment Agreement working from a remote location since the Durham office has been shut down.

Effective March 18, 2025, the Company entered into an amendment (the “Ostrander Amendment”) to the Employment Agreement, dated as of January 1, 2022, as amended December 7, 2022 and December 11, 2023 (the “Ostrander Employment Agreement”), by and between the Company and William Ostrander. Pursuant to the Ostrander Amendment, the term of Mr. Ostrander’s employment was extended to January 1, 2028, a change in Mr. Ostrander’s remote work status without his consent is included as an event which would constitute Good Reason (as defined in the agreement) for him to terminate his employment. In addition, pursuant to the Ostrander Amendment if Mr. Ostrander’s employment is terminated by the Company other than for Just Cause (as defined in the agreement) or terminated by him for Good Reason, he will receive a payment of an amount equal to one (1) times his annual base salary plus his annual target bonus amount for the year of termination assuming payment in full of the annual target bonus, payable over 12 (twelve) months in equal installments in accordance with the Company’s normal payroll practices, accelerated vesting of all unvested equity awards, extension of the time period in which to exercise awards equal to the lesser of 24 months after termination or the remaining term of the award and reimbursement of COBRA premiums for the earlier or twelve months, the date he becomes eligible for other group benefits or his rights to COBRA expire. In addition, if within one year after the occurrence of a Change in Control (as defined in the Ostrander Agreement), if Mr. Ostrander’s employment is terminated by the Company other than for death, disability or Just Cause or terminated by him for Good Reason, Mr. Ostrander is entitled to a lump sum cash payment equal to 12 months of his current base pay plus his annual target bonus amount for the year of termination assuming payment in full of the annual target bonus, reimbursement in full for COBRA premiums for 12 months following termination and immediate vesting of the unvested portion of any outstanding equity awards and a period to exercise the awards equal to the lesser of 24 months after termination or the remaining term of the award.

The foregoing description of the Wolf Amendment and Ostrander Amendment is qualified in its entirety by reference to the full text of the Wolf Amendment and Ostrander Amendment, a copies of which are attached hereto as Exhibit 10.1 and 10.2 respectively and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Amendment No. 2 to Jeff Wolf Employment Agreement with the Company dated as of March 18, 2025
10.2	Amendment No. 3 to William Ostrander Employment Agreement with the Company dated as of March 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March [ ], 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer